UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-11718	36-3857664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Chicago, Illinois, 60606

(Address of principal executive offices)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of April 2, 2012, Thomas Novosel has been appointed Senior Vice President and Chief Accounting Officer of Equity LifeStyle Properties, Inc. (the “Company”), and will assume the role of principal accounting officer. Marguerite Nader had assumed the role of principal accounting officer as part of assuming the role of Executive Vice President and Chief Financial Officer of the Company when, as reported in the Form 8-K that the Company filed on November 29, 2012, our former Executive Vice President and Chief Financial Officer resigned on November 28, 2012. Ms. Nader will continue in her role as the Company’s Executive Vice President and Chief Financial Officer, and in that role will continue to oversee all accounting and finance functions.

During his career, Mr. Novosel, 54, has served in various leadership roles with public accounting firms and real estate companies. From 2010 until joining the Company on April 2, 2012, he was an audit partner leading the Construction, Real Estate & Hospitality practice for the accounting firm of Mueller & Company. From 2005 to 2009, he was the National Managing Partner of Grant Thornton’s Construction, Real Estate & Hospitality practice. From 2003-2005, Mr. Novosel was an audit partner with BDO Seidman, LLP. From 2000-2003, he served as Chief Accounting Officer for Apartment Investment and Management Company (AIMCO), a publicly traded multi-family real estate investment trust (REIT). Prior to 2000, Mr. Novosel was an audit partner at Ernst & Young, where he was employed from 1980 until becoming a partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

April 4, 2012	By:	/s/ Marguerite Nader
Name: Marguerite Nader
Title: Executive Vice President and Chief Financial Officer